Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED JUNE 30, 2014

HONOLULU, HAWAII, August 7, 2014 -- Barnwell Industries, Inc. (NYSE MKT: BRN) today reported net losses of $216,000 ($0.03 per share) and $1,490,000 ($0.18 per share) for the three and nine months ended June 30, 2014, respectively, as compared to net losses of $1,225,000 ($0.15 per share) and $6,915,000 ($0.84 per share) for the three and nine months ended June 30, 2013, respectively.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “The decrease in the loss for the three months ended June 30, 2014 as compared to last year’s three months ended June 30, 2013 was due to increases in oil and natural gas prices, the receipt of a $300,000 percentage payment and a $223,000 foreign exchange gain on the repayment of long-term debt.  Additionally, natural gas production increased due to a Dunvegan plant and pipeline maintenance shutdown during a portion of both May and June 2013, whereas there was no shutdown in the current year period.

“The loss for the nine months ended June 30, 2014 decreased as compared to the nine months ended June 30, 2013 as last year’s nine months included a $4,506,000 reduction of the carrying value of our oil and natural gas properties as compared to no reduction in carrying value in the current period, lower natural gas operating expenses due to $735,000 in soil contamination remediation costs, primarily at Dunvegan, in the prior year’s period as compared to $45,000 in the current period, and natural gas, oil and natural gas liquids price increases of 39%, 5% and 11% in this current nine months as compared to a year ago.

“During the nine months ended June 30, 2014 the Company invested $5,140,000 in real estate development partnerships with interests on the Kona Coast of the Big Island of Hawaii, $2,111,000 in oil and natural gas exploration and development and sold certain oil and natural gas properties totaling $14,177,000, subject to final customary adjustments.

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Barnwell Industries, Inc.
IMMEDIATE RELEASE
August 7, 2014
Page Two

“Significantly, during the quarter ended June 30, 2014, the Company received $5,620,000 for the sale of oil and natural gas properties and repaid $3,500,000 of our long-term oil and natural gas related debt reducing this debt by a third from $10,500,000 to $7,000,000.  No gains were recognized on these sales in accordance with full cost accounting rules.  Additionally, in July, subsequent to the end of the third quarter, the Company received $2,640,000 for the sale of our interest in Hualalai Resort to an independent third party.

“With $10,255,000 in cash and cash equivalents, $11,168,000 in working capital, and $3,900,000 in available credit on our oil and natural gas facility at June 30, 2014, as well as the aforementioned receipt in July of $2,640,000, the Company has significant liquidity to fund future oil and natural gas property acquisitions and other corporate opportunities.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues	$6,810,000	$5,182,000	$21,892,000	$18,502,000

Net loss	$(216,000)	$(1,225,000)	$(1,490,000)	$(6,915,000)

Net loss per share – basic
and diluted	$(0.03)	$(0.15)	$(0.18)	$(0.84)

Weighted-average shares and
equivalent shares outstanding -
basic and diluted	$8,277,160	8,277,160	$8,277,160	$8,277,160